Exhibit 10.24
AMENDMENT TO AGREEMENT

THIS AMENDMENT TO AGREEMENT (this “Amendment”) is entered into as of ________, 2022, by and among FIESTA RESTAURANT GROUP, INC., a Delaware corporation (the “Employer”) and [___________] (the “Executive”).

W I T N E S S E T H:

WHEREAS, Employer and the Executive are parties to that certain Agreement dated on or about [___________] (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) which provides for certain payments and other consideration to the Executive upon such Executive’s termination Without Cause or for Good Reason (each as defined in the Agreement); and

WHEREAS, Employer and Executive wish to amend certain provisions of the Agreement.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

1.Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

2.Amendment to the Agreement.

a.Section 1 of the Agreement shall be amended by deleting subsection 1.4 in its entirety.

b.Section 1 of the Agreement shall be amended by deleting subsection 1.7 in its entirety and replacing it with the following:

“1.7. Severance Payment” shall mean: an amount equal to one time the Executive’s highest annual base salary in effect prior to the date the Executive incurs a Termination of employment.

c.Section 1 of the Agreement shall be amended by adding a new subsection 1.9 that reads as follows:

“1.9 COBRA Payments” shall mean: “to the extent Executive and his/her dependents elect coverage under the Company’s health insurance plan pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), COBRA premium payments of Executive and his/her dependents for a period of up to twelve (12) months after the Executive’s Termination of employment.”

d.Section 2.1 of the Agreement is amended by deleting said section in its entirety and replacing it with the following:

“2.1 Termination For Good Reason by Executive and By the Company Without Cause. Subject to the provisions of this Agreement, in the event that the Executive incurs a Termination of employment (a) by the Employer without Cause or (b) by the Executive with Good Reason, the Employer (or any successor thereto) shall pay to the Executive the Severance Payment, the Severance Bonus and the COBRA Payments. The Severance Payment shall be paid to the Executive in a single lump sum cash payment within thirty (30) days following the Termination of employment. The Severance Bonus shall be paid to the Executive in a single lump sum cash payment on the date that bonuses are paid under the Executive Bonus Plan, but in no event later than March 15th of the calendar year following the calendar year in which the Executive’s employment terminates. Notwithstanding the foregoing, the Executive shall not be entitled to any payment under this Section 2.1 unless prior to the date such payment is required to be made to the Executive, the Executive delivers to the Employer the executed Release and further provided that the Release has been executed and delivered to the Employer prior to the payment date and the Release becomes effective and irrevocable (as more fully described in the Release) prior to the payment date. ”

3.No Modification. Except as expressly set forth herein, the Agreement remains unmodified and in full force and effect.

4.Counterparts. This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

5.Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

6.Governing Law; Dispute Resolution. The terms and provisions of Section 11 of the Agreement are incorporated herein by reference and shall apply to this Amendment.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date set forth above.

EMPLOYER:

FIESTA RESTAURANT GROUP, INC.
By:
Name: Richard Stockinger
Title: President and CEO

EXECUTIVE:

[NAME]